Exhibit (j)(1)
KPMG LLP Two Financial Center 60 South Street Boston, MA 02111

Consent of Independent Registered Public Accounting Firm

The Shareholders and Board of Trustees

Highland Merger Arbitrage Fund

We consent to the use of our report, dated August 8, 2016, with respect to the financial statements of Highland Merger Arbitrage Fund, L.P., included herein, and to the reference to our firm under the headings “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts

August 16, 2016

KPMG LLP is a Delaware limited liability partnership, the U.S. member firm of KPMG International Cooperative (“KPMG International”), a Swiss entity.

Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 77 to the Registration Statement on Form N-1A of our report dated August 28, 2015, relating to the financial statements and financial highlights which appears in the June 30, 2015 Annual Report to Shareholders of Highland Funds I, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas

August 12, 2016